Exhibit 99.1

OptimizeRx Partners with Medicom Health to Bring Automated Medication Savings Directly to Patients at Hospitals Nationwide

Seamless Inclusion of Relevant Discount Offers in EHRs Deliver Financial Relief to Patients at Discharge, Improving Medication Adherence and Outcomes

ROCHESTER, Mich., (September 27, 2018) — OptimizeRx Corp. (NASDAQ: OPRX), a leading provider of digital health messaging for the pharmaceutical industry, has partnered with Medicom Health, a software company that creates evidence-based health and wellness applications for enriched online consumer engagement at more than 600 hospitals nationwide.

The partnership will enable providers to automatically embed medication savings offers for qualified patients into their electronic health record (EHR) system workflows in real-time, as prescribing occurs.

“By partnering with OptimizeRx, we’re taking a major step toward empowering healthy patient outcomes post-discharge,” said Will Sigsbee, CEO of Medicom Health. “Now more than ever, hospitals and health systems need proven approaches that support value-based care, reduced readmissions and improvements in the overall patient experience. Our strategic partnership with OptimizeRx will provide patients with drug savings options that ultimately lead to increased medication adherence, and thus reduced readmission rates, better patient satisfaction and improved quality metrics.”

Rising drug costs are a sizeable industry challenge, and in recent years, copay coupons and savings vouchers have delivered needed relief to the affordability issue. Medication adherence improves when patients can identify ways of lowering their co-payments, according to industry research. The strategic partnership allows OptimizeRx to include patient savings opportunities directly in the workflows of hospital EHRs and demonstrate a positive impact on medication adherence and patient outcomes.

Miriam Paramore, president of OptimizeRx, commented, “Medicom Health’s proven ability to provide best-in-class patient engagement for the industry’s largest health systems aligns closely with our company’s goal to leverage a direct communication channel to patients for pharmaceutical manufacturers offers.”

“Our strategic partnership will empower health systems that use Epic and Cerner with connectivity to these medication savings offers,” continued Paramore. “Connectivity to these two EHRs through Medicom Health allows us to scale our platform and reach millions of new patients.”

For more information, visit www.medicomhealth.com/rx-savings/ and www.optimizerx.com.

About Medicom Health

Medicom Health is an established health technology company dedicated to empowering health engagement via world-class digital solutions. For 18 years the company has developed innovative, award-winning solutions for high-profile health organizations including pharma, medical associations & health systems. Today, over 600 leading hospitals use Medicom Health’s best-in-class digital tools to engage millions of consumers. For more information, visit www.medicomhealth.com.

About OptimizeRx
OptimizeRx® (NASDAQ: OPRX) is one of the nation’s leading providers of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, prior authorization, education, and critical clinical information. The company’s network is comprised of leading EHR platforms like Allscripts, Amazing Charts and Quest, and provides more than half of the ambulatory patient market with access to these benefits within their workflow at the point-of-care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

(Tel) 860-800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team